EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 25, 2005, included herein. We consent to the use of the aforementioned report in the Registration Statement on Form SB-2 and related Prospectus, and to the use of our name as it appears under the caption “Experts.”

       /s/ McNair, McLemore, Middlebrooks & Co., LLP

Macon, Georgia
April 26, 2005